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EXHIBIT 10.3

                            NON-VESTED UNIT AGREEMENT

         NON-VESTED UNIT AGREEMENT (the "Agreement") dated the _____ day of __________, 2000 providing for the grant of certain notional units ("Non-Vested Units"), each of which is equivalent in value to a share of common stock, par value $.01 per share, of Goss Holdings, Inc., a Delaware corporation (the "Corporation"), to _________________, an employee of the Corporation or of a subsidiary of the Corporation (the "Grantee").

         As of February 1, 2000, the Corporation has duly adopted the Goss Holdings, Inc. Management Stock Incentive Plan (the "Plan"), which is incorporated herein by reference. Unless otherwise expressly stated, all defined terms herein shall have the meanings ascribed to them in the Plan.

         1. NUMBER OF NON-VESTED UNITS. The Corporation hereby irrevocably grants to the Grantee __________ Non-Vested Units on the terms and subject to the conditions set forth herein and in the Plan. The grant of Non-Vested Units is conditioned on the Grantee's executing a Restricted Stock Agreement substantially in the form attached to the Plan as Exhibit A, as to any Shares the Grantee may be paid for his or her Non-Vested Units. Unless the Grantee otherwise elects as provided in Section 2 of this Agreement, the Non-Vested Units will be paid to the Grantee in the form of Restricted Stock as soon as administratively feasible after they vest pursuant to Section 3 below.

         2. DEFERRAL ELECTION. Grantee hereby elects to defer the payment of his or her Non-Vested Units until the earlier of (i) _________________ ("Deferral Date") and (ii) Grantee's termination of service pursuant to
Section 4 hereof and (iii) an Extraordinary Transaction (as defined in
Section 3). Grantee may change the Deferral Date by giving notice to the Corporation in the form attached to the Plan as Schedule 4. The notice will suffice to change the Deferral Date only if it is delivered to the Corporation at its principal office at least one year before the original Deferral Date or the amended Deferral Date, whichever is earlier. If the Grantee defers payment of his or her Non-Vested Units, they will be paid in the form of Restricted Stock as soon as administratively feasible after the Deferral Date.

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         3. VESTING; FORFEITURE. (a) This Agreement shall terminate upon the earliest of: (i) the tenth anniversary of this Agreement; (ii) the date all Non-Vested Units granted pursuant hereto become completely vested and (iii) the date the Non-Vested Units (or any of them) are forfeited pursuant to
Section 3 hereof. Upon the termination of this Agreement, any Non-Vested Units which have not yet vested shall be forfeited, and all rights of the Grantee with respect to those Non-Vested Units shall cease.

                  (b) Subject to prior termination thereof and the Grantee's signing a Restricted Stock Agreement as described in Section 1, the Non-Vested Units shall vest as follows: 33% on November 19, 2000; 33% on November 19, 2001; and 34% on November 19, 2002.

                  (c) Upon the consummation of an Extraordinary Transaction (as defined below) and upon the death or disability (as that term is defined in the Company's Salaried Long Term Disability Plan) of the Grantee, those Non-Vested Units that have not vested shall become fully vested.

                  (d) For purposes of this Agreement, an "Extraordinary Transaction" means an event as a result of which Stonington Partners, Inc. and its subsidiaries and affiliates ("Stonington") cease to be the beneficial owners of at least 50% of the common equity of the Corporation on a fully diluted basis, or any other event as a result of which: (i) the Corporation consolidates, enters into a plan of reorganization with, or merges with or into another corporation or conveys, transfers or leases all or substantially all of its assets to any person, or any corporation consolidates with or merges with or into the Corporation, in any such event pursuant to a transaction in which the outstanding voting common stock of the Corporation is changed into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding voting common stock of the Corporation is changed into or exchanged for, in whole or in part, voting stock of the surviving corporation which is not redeemable capital stock and
(B) the holders of the voting common stock of the Corporation immediately prior to such transaction own, directly or indirectly, not less than 50% of the voting stock of the surviving corporation immediately after such transaction; (ii) at any time, a majority of the members of the Board of Directors of the Corporation then in office does not consist of (A) individuals who two years prior to such date were members of the Board of Directors of the Corporation, (B) new

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directors whose election to such Board of Directors or whose nomination for election by the shareholders of the Corporation was approved by a vote of 66-2/3% of the directors when still in office who were either directors at the beginning of such two-year period or whose election or nomination for election was previously approved by directors elected or nominated in accordance with this clause (B) and (C) such other directors as have been nominated or approved by Stonington; or (iii) the Corporation is liquidated, dissolved or wound-up, or adopts a plan of liquidation.

         4. FORFEITURE UPON TERMINATION OF SERVICE. Except in circumstances and to the extent specified in the Plan, Non-Vested Stock/Units which has not yet vested shall be forfeited immediately upon the Grantee's ceasing to be a full-time employee of, a director of or a consultant to the Corporation or any of its subsidiaries for any reason; provided that, if the Grantee ceases to be a full-time employee of, a director of or a consultant to the Corporation or any of its subsidiaries due to the Grantee's death or disability (as that term is defined in the Company's Salaried Long Term Disability Plan), Non-Vested Stock/Units which has not yet vested shall immediately vest upon the Grantee's death or disability and shall not be forfeited.

         5. NON-TRANSFERABILITY OF NON-VESTED UNITS. The Non-Vested Units and this Agreement (i) may not be assigned, transferred, pledged or hypothecated in any way, (ii) shall not be assignable by operation of law and (iii) shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Non-Vested Units contrary to the provisions hereof shall be null and void and without effect.

         6. SPECIFIC RESTRICTIONS UPON NON-VESTED UNITS. The Grantee hereby agrees with the Corporation as follows:

                  (a) the Grantee shall acquire any Restricted Stock paid for the Non-Vested Units for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the "Securities Act"), and shall not dispose of any such Restricted Stock in any transaction which, in the opinion of counsel to the Corporation, may violate the Securities Act, or the rules and regulations thereunder, or any applicable state securities, or "blue sky," laws;

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                  (b) if any Shares acquired by way of the Non-Vested Units
shall be registered under the Securities Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any of those Shares shall be made by the Grantee (or any other person) under such circumstances that he or she (or such other person) may be deemed an underwriter, as defined in the Securities Act; and

                  (c) the Corporation shall have the authority to endorse upon the certificate or certificates representing Shares paid for the Non-Vested Units such legends referring to the foregoing restrictions or any other applicable restrictions, as the Corporation may deem appropriate.

         7. TERMINATION OF SERVICE. The employment, consultancy or directorship of the Grantee shall not be deemed to have terminated if the Grantee is absent from such employment, consultancy or directorship by reason of an approved leave of absence (in accordance with the applicable policy of the Corporation or the applicable subsidiary) or is transferred to and becomes an employee, consultant or director of a Group Member other than the Group Member for whom he or she provides services on the date of this Agreement. If the Grantee is a consultant, the expiration of his or her consulting arrangement without the prior termination thereof shall not be deemed a termination of that arrangement (or cessation of being a consultant) for purposes of this Agreement. If a subsidiary of the Corporation ceases to be such a subsidiary, the employment, consultancy or directorship, as applicable, of each employee, consultant and director of the subsidiary who is not an employee, consultant or director of another Group Member that will remain a Group Member immediately thereafter shall be deemed to have ceased on the date the subsidiary ceases to be a Group Member, unless proper provision is made for the conversion of such Grantee's Non-Vested Units into stock units (or some other type of stock-based award) of the surviving or acquiring company on terms which are intended to preserve substantially the economic value thereof.

         8. SOLE AGREEMENT. This Agreement, together with the Plan and the Restricted Unit Agreement, form the sole agreement between the parties to them regarding the matters specified in them, and any and all prior written or oral understandings regarding those matters are merged

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into them. Except as and to the extent provided in Section 14, this Agreement may be amended only by written agreement between the Grantee and the Corporation.

         9. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, successors and permitted assigns.

         10. THE GRANTEE HEREBY REPRESENTS, WARRANTS AND ACKNOWLEDGES TO THE CORPORATION THAT THE GRANTEE IS AN EMPLOYEE OF THE CORPORATION OR A SUBSIDIARY OF THE CORPORATION AND THAT THE GRANTEE WAS NOT AND IS NOT BEING INDUCED TO ENTER INTO THIS AGREEMENT BY AN EXPECTATION OF EMPLOYMENT OR CONTINUED EMPLOYMENT.

         11. NOTICES. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed, as appropriate, to the Grantee at his or her address set forth below or such other address as he or she may designate in writing to the Corporation, or to the Corporation, c/o Corporate Secretary, Goss Holdings, Inc., 700 Oakmont Lane, Westmont, IL 60559 or such other address(es) as the Corporation may designate in writing to the Grantee.

         12. FAILURE TO ENFORCE NOT A WAIVER. The failure of the Corporation to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

         13. GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to principles of conflict of laws.

         14. PROVISIONS OF PLAN. The Non-Vested Units provided for herein are granted pursuant to the Plan, and are in all respects governed by the Plan and subject to all of its terms, whether those terms are incorporated in this Agreement by reference or expressly cited herein. I there is any inconsistency between this Agreement and the Plan, the terms of the Plan shall govern to the extent of such inconsistency. For greater certainty, without limiting the generality of the foregoing, the Grantee agrees to be bound by any amendments to the Plan or this

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Agreement that are made in accordance with the provisions of the Plan to conform the Plan or this Agreement to the rules and regulations of any appropriate regulatory authority or any national securities exchange on which the Corporation proposes to list or does list any of its shares. From and after the date, if any, on which any shares of the Corporation are listed on any national securities exchange and/or subject to the rules and regulations of any applicable regulatory authority, the terms and conditions of this Agreement and the implementation thereof shall be subject to the rules and regulations of such exchange and/or regulatory authority, as the case may be, and, in the event of any inconsistency between the terms and conditions of this Agreement and the rules and regulations of any such exchange and/or regulatory authority, as the case may be, the rules and regulations of such exchange and/or regulatory authority, as the case may be, shall prevail.

                                      * * *

         IN WITNESS WHEREOF, the Corporation has executed this Agreement on the day and year first above written.

                                  GOSS HOLDINGS, INC.

                                  By:
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                                    Name:  James P. Sheehan
                                    Title: Chairman and Chief Executive Officer

The undersigned hereby accepts, and agrees to, all terms and provisions of the foregoing Agreement.

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                                                      (name)

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                                                      ADDRESS

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